Exhibit 99.2

PRO FORMA FINANCIAL INFORMATION

On June 1, 2015, StarTek, Inc. (“STARTEK”) acquired Accent Marketing Services, L.L.C. ("ACCENT"), a business process outsourcing company providing contact center services and customer engagement solutions across six locations in the U.S. and Jamaica.

The unaudited pro forma combined balance sheet gives effect to the acquisition as if it had been completed on March 31, 2015 and was prepared using the unaudited consolidated balance sheet of STARTEK and ACCENT as of March 31, 2015.

The unaudited pro forma combined statements of operations for the year ended December 31, 2014 and the three months ended March 31, 2015 give effect to the acquisition as if it had been consummated on January 1, 2014. The unaudited pro forma combined statements of operations include adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and that are factually supportable. The notes to the unaudited pro forma combined financial information describe the pro forma amounts and adjustments.

The unaudited pro forma combined statements of operations are presented for illustrative purposes only and, therefore, are not necessarily indicative of the operating results that might have been achieved had the transaction occurred as of an earlier date, nor are they necessarily indicative of the operating results that may be achieved in the future.

The unaudited pro forma combined statements of operations, including the notes thereto, should be read in conjunction with STARTEK’s audited historical consolidated financial statements for the year ended December 31, 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2014, STARTEK's unaudited consolidated financial statements for the three months ended March 31, 2015 included in our Form 10-Q, as well as ACCENT's audited financial statements for the years ended December 31, 2014, 2013 and 2012 included in Exhibit 99.1 to this Current Report on Form 8-K/A.

STARTEK, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015
(In thousands, except per share data)

	STARTEK, INC. HISTORICAL	ACCENT HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
Revenue	$63,653	$15,563	$—		$79,216
Cost of services	57,536	13,705	199	(a)	71,440
Gross profit	6,117	1,858	(199)		7,776
Selling, general and administrative expenses	8,061	3,527	—		11,588
Restructuring charges	806	—	—		806
Operating loss	(2,750)	(1,669)	(199)		(4,618)
Interest and other income (expense), net	(238)	(50)	2	(b)	(286)
Loss before income taxes	(2,988)	(1,719)	(197)		(4,904)
Income tax expense	187	—	28	(c)	215
Net loss	$(3,175)	$(1,719)	$(225)		$(5,119)

Net loss per common share - basic and diluted	$(0.21)				$(0.33)

Weighted average common shares outstanding - basic and diluted	15,417				15,417

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

STARTEK, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(In thousands, except per share data)

	STARTEK, INC. HISTORICAL	ACCENT HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
Revenue	$250,080	$70,073	$—		$320,153
Cost of services	219,608	59,020	797	(a)	279,425
Gross profit	30,472	11,053	(797)		40,728
Selling, general and administrative expenses	31,397	15,576	—		46,973
Impairment losses and restructuring charges, net	3,965	—	—		3,965
Operating loss	(4,890)	(4,523)	(797)		(10,210)
Interest and other income (expense), net	(6)	(194)	(417)	(b)	(617)
Loss before income taxes	(4,896)	(4,717)	(1,214)		(10,827)
Income tax expense	564	—	113	(c)	677
Net loss	$(5,460)	$(4,717)	$(1,327)		$(11,504)

Net loss per common share - basic and diluted	$(0.35)				$(0.75)

Weighted average common shares outstanding - basic and diluted	15,394				15,394

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

STARTEK, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
MARCH 31, 2015
(In thousands)

	STARTEK, INC. HISTORICAL	ACCENT HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
ASSETS
Current assets:
Cash and cash equivalents	$6,465	$102			$6,567
Trade accounts receivable, net	45,797	8,280			54,077
Derivative asset	17	—			17
Prepaid expenses	3,465	485			3,950
Other current assets	1,170	135	204	(b)	1,509
Total current assets	56,914	9,002	204		66,120
Property, plant and equipment, net	32,398	3,481			35,879
Long-term deferred income tax assets	1,386	—			1,386
Intangible assets, net	2,512	—	6,090	(a)	8,602
Goodwill	4,136	—	4,156	(a)	8,292
Other long-term assets	2,892	—			2,892
Total assets	$100,238	$12,483	$10,450		$123,171
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,812	$1,134			11,946
Accrued liabilities:
Accrued payroll	7,019	—			7,019
Accrued compensated absences	2,173	—			2,173
Other accrued liabilities	1,122	3,071			4,193
Line of credit	9,286	—	18,326	(b)	27,612
Due to affiliates	—	9,177	(9,177)	(d)	—
Derivative liability	1,210	—			1,210
Deferred income tax liabilities	991	—			991
Other current liabilities	4,604	402			5,006
Total current liabilities	37,217	13,784	9,149		60,150
Deferred rent	1,897	—			1,897
Long-term obligations under capital leases	7,826	—			7,826
Other liabilities	1,303	—			1,303
Total liabilities	48,243	13,784	9,149		71,176
Commitments and contingencies
Stockholders’ equity:
Common stock	154	—			154
Additional paid-in capital	76,604	103	(103)	(d)	76,604
Accumulated other comprehensive loss	(884)	2	(2)	(d)	(884)
Accumulated deficit	(23,879)	(1,406)	1,406	(d)	(23,879)
Total stockholders’ equity	51,995	(1,301)	1,301		51,995
Total liabilities and stockholders’ equity	$100,238	$12,483	$10,450		$123,171

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

STARTEK, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(In thousands)

Note 1 - Basis of Presentation

The unaudited pro forma combined balance sheet as of March 31, 2015, and the unaudited pro forma combined statements of operations for the year ended December 31, 2014 and three months ended March 31, 2015, are presented herein. The unaudited pro forma combined balance sheet gives effect to the acquisition as if it had been completed on March 31, 2015, and combines the unaudited consolidated balance sheet of StarTek, Inc. ("the Company or STARTEK") and the assets acquired and liabilities assumed from ACCENT. The unaudited pro forma combined statements of operations for the year ended December 31, 2014 and three months ended March 31, 2015 give effect to the acquisition as if it had occurred on January 1, 2014.

The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited combined financial statements, and is not necessarily indicative of the combined results of operations or financial condition had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not reflect any cost savings or integration costs. The unaudited pro forma combined financial information does not purport to project the future results of operations or financial position of the combined company. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information available as of the date of this Current Report on Form 8-K/A. Certain valuations are currently in process. Actual results may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.

Note 2 - Transaction and Purchase Consideration

On June 1, 2015, STARTEK acquired 100% of the membership interests of ACCENT pursuant to a Membership Interest Purchase Agreement with MDC Corporate (US) Inc. and MDC Acquisition Inc.

The acquisition date fair value of the consideration transferred totaled $18,326. The following summarizes the estimated fair values of the identifiable assets acquired and liabilities assumed as of the acquisition date. These estimates of fair value of identifiable assets acquired and liabilities assumed are preliminary, pending completion of a valuation, thus are subject to revisions that may result in adjustment to the values presented below:

Amount

Cash	$16,000
Working capital adjustment	2,326
Total allocable purchase price	$18,326

Accounts receivable	9,864
Fixed assets	3,230
Prepaid expenses and other assets	377
Customer relationships	5,240
Trade name	850
Goodwill	4,565
Accounts payable	(5,073)
Other accrued expenses and current liabilities	(727)
Total preliminary purchase price allocation	$18,326

STARTEK incurred approximately $325 of acquisition-related costs, comprised of transaction and integration costs, during the three months ended June 30, 2015.

Note 3 - Pro Forma Adjustments

(a) Adjustment to reflect the preliminary allocation of the purchase price to identifiable intangible assets and goodwill acquired in the transaction. The following details the finite-lived intangible amortization adjustment for the year ended December 31, 2014 and the three months ended March 31, 2015:

Intangible asset type	Value	Life (years)	Annual Amortization	Quarterly Amortization
Customer relationships	$5,240	8	$655	$164
Trade name	850	6	142	$35
	$6,090

Total pro forma adjustment (increase to amortization)			$797	$199

(b) STARTEK entered into a secured revolving credit facility with BMO Harris Bank N.A. ("BMO Credit Facility") in the aggregate principal amount of $50,000. Proceeds from the BMO Credit Facility were used to finance the ACCENT acquisition and repay our previous credit facility.

Adjustments relate to the increase/(decrease) to interest expense, under the assumption that the BMO Credit Facility was in place at the beginning of each respective period. The BMO Credit Facility carries variable rates of interest on the revolving credit facility. Borrowings under the BMO Credit Facility bear interest at one-month LIBOR plus 1.75% to 2.50%, depending on current availability under the Credit Agreement. For purposes of these unaudited pro forma combined statements of operations we have assumed an interest rate of 1.934% for the BMO Credit Facility. This adjustment also includes the amortization of loan costs incurred in connection with the additional borrowings, amortized over the life of the facility, and the write off of loan costs related to the previous credit facility.

		Interest Expense for the Year Ended December 31, 2014	Interest Expense for the Three Months Ended March 31, 2015
Amount borrowed for ACCENT acquisition	$18,326
Amount borrowed to repay previous credit facility	1,000
	$19,326	$374	$89

Total loan costs on the BMO Credit Facility	$280	56	14
Total loan costs associated with previous credit facility at March 31, 2015	$76
Total loan costs associated with previous credit facility at January 1, 2014		88	—
Interest expense associated with previous credit facility, net of termination fee		(101)	(105)
Total pro forma adjustment (increase (decrease) to interest expense)		$417	$(2)

(c) For purposes of these unaudited pro forma combined financial statements, an estimated income tax rate of approximately 37.3% has been used to calculate the income tax expense related to the tax amortization of goodwill.

(d) Elimination of ACCENT's members' equity accounts and liabilities not assumed in the acquisition.